Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-262479) of Vintage Wine Estates, Inc., of our report dated October 13, 2021, relating to the consolidated financial statements of Vintage Wine Estates, Inc. as of and for the year ended June 30, 2021, appearing in this Annual Report on Form 10-K of Vintage Wine Estates, Inc. for the year ended June 30, 2022.

/s/ Moss Adams LLP

Campbell, California

September 13, 2022